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                                                                    Exhibit 10.1


                                PROMISSORY NOTE


     FOR VALUE RECEIVED, the EVRO CORPORATION (hereinafter "Debtor"), hereby promises to pay to the order of GENESEE CATTLE CO. ("Holder") or its legal representatives or assigns, in immediately available funds, the principal sum of Five Hundred Fifty Thousand Dollars ($550,000.00) plus interest to be paid at a rate equal to ten percent (10%) per annum. The principal and interest hereunder shall be due and payable on or before the close of business on the sixty-first (61st) day following receipt by the Debtor or the Debtor's designee of the total principal amount of Five Hundred Fifty Thousand Dollars ($550,000.00).
     Debtor shall have the right to prepay Holder any portion or all of the balance outstanding at any time without premium or penalty, provided interest through the date of payment is also tendered.


                                        EVRO CORPORATION

                                        By: /s/ Daniel M. Boyar
                                           -----------------------------
                                           Daniel M. Boyar, President and
                                           Chief Executive Officer





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